Exhibit 11


                        LUNAR CORPORATION AND SUBSIDIARIES
               Statement Regarding Computation of Earnings Per Share
                                   (Unaudited)

                            Three months ended          Six months ended
                        December 31,   December 31,  December 31, December 31,
                            1997           1996          1997         1996
                        ------------------------------------------------------
Net income               $ 2,728,730    $ 4,545,488   $ 4,741,723  $ 7,446,450

Weighted average number
of common shares           8,759,643      8,555,430     8,737,739    8,534,661

Stock options calculated
according to the treasury
stock method                 350,206        520,886       373,334      539,120
                        ------------------------------------------------------
Weighted average number
of common and potential
common shares              9,109,849      9,076,316     9,111,073    9,073,781
                        ======================================================
Basic earnings per share       $0.31          $0.53         $0.54        $0.87
                        ======================================================
Diluted earnings per share     $0.30          $0.50         $0.52        $0.82
                        ======================================================